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                                     By-Laws

                                       of

                        YouthStream Media Networks, Inc.

1.      STOCKHOLDERS

        1.1    Annual Meetings.

               (a) Annual meetings of the stockholders shall be held on such dates and at such times as determined by the Board of Directors (the "Board")

               (b) If present at the annual meeting, the chairman of the Board shall serve as chairman of the meeting. If the chairman of the Board is not present at the meeting, the president shall serve as chairman of the meeting. If the president is not present at the meeting, a majority of the members of the Board present at the meeting shall select a chairman of the meeting.

               (c) At each annual meeting, the stockholders shall elect qualified successors for directors whose terms have expired or are due to expire within six months after the date of the meeting and may transact any other business described in section 1.1(d); no business with respect to which special notice is required by law shall be transacted, unless such notice shall have been given.

               (d) At the annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the annual meeting of stockholders (i) by or at the direction of the Board or (ii) by a stockholder of the corporation in accordance with the procedures set forth in this section 1.1(d). For business or a proposal to be properly brought before an annual meeting of stockholders by a stockholder, the stockholder must have given timely notice in writing to the secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not fewer than 50 days or more than 80 days prior to the scheduled date of the annual meeting, regardless of any postponement, deferral or adjournment of that meeting to a later date; provided, however, that, if fewer than 60 days' notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder to be timely must be so delivered or mailed and received not later than the close of business on the tenth day following the earlier of (i) the day on which such notice of the date of the meeting was mailed or (ii) the day on which such public disclosure was made. A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before an annual meeting of stockholders (i) a description, in 500 or fewer words, of the business or proposal desired to be brought before the annual meeting, (ii) the name and address, as such information appears on the corporation's books, of the stockholder proposing such business and any other stockholder known by such stockholder to be supporting such proposal, (iii) the number of shares of the corporation beneficially owned by such stockholder and each other stockholder to be supporting such proposal on the date of the stockholder's notice, (iv) a description, in 500 or fewer words, of any interest of the stockholder in such proposal and (v) a representation that the stockholder is a holder of record of stock of the corporation and intends to appear in person or by proxy at the meeting to present the proposal specified in the notice. The chairman of the meeting shall, if the facts warrant, determine and


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declare to the meeting that the business or proposal was not properly brought before the meeting in accordance with these procedures, and, if he so determines, he shall so declare to the meeting and any such business or proposal not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing, nothing in this section 1.1 shall be interpreted or construed to require the inclusion of information about any stockholder business or proposal in any proxy statement distributed by, at the direction of or on behalf of the Board.

        1.2    Special Meetings.

               (a) Special meetings of stockholders may be called only by the Board, the chairman of the Board or the president of the corporation. Any such call for a special meeting shall state the purpose or purposes of the proposed meeting. The business transacted at a special meeting of stockholders shall be limited to the purposes stated in the notice of the meeting. Business transacted at a special meeting shall be confined to the purpose or purposes stated in the notice of meeting distributed to stockholders.

               (b) If present at the meeting, the chairman of the Board shall serve as chairman of the meeting. If the chairman of the Board is not present at the meeting, the president shall serve as chairman of the meeting. If the president is not present at the meeting, a majority of the members of the Board present at the meeting shall select a chairman of the meeting.

        1.3 Place of Meetings. Each meeting of the stockholders shall be held at the principal executive office of the corporation or at such other place, within or without the state of Delaware, as may be designated by the Board, the chairman of the Board or the president.

        1.4 Adjournments. Any meeting of the stockholders may be adjourned from time to time to another date, time and place. If any meeting of the stockholders is so adjourned, no notice as to such adjourned meeting need be given, if the date, time and place at which the meeting will be reconvened are announced at the time of adjournment.

        1.5 Notice of Meetings. Unless otherwise required by law, written notice of each meeting of the stockholders stating the date, time and place and, in the case of a special meeting, the purpose or purposes shall be given at least 10 days and not more than 60 days prior to the meeting to each holder of shares entitled to vote at such meeting, except as specified in section 1.4 or as otherwise permitted by law. If action is proposed to be taken that might entitle stockholders to payment for their shares, the notice shall include a statement to that effect.

        1.6 Waiver of Notice. A stockholder may waive notice of the date, time, place and purpose or purposes of a meeting of stockholders. A waiver of notice by a stockholder entitled to notice is effective whether given before, at or after the meeting, and whether given in writing, orally or by attendance. Attendance by a stockholder at a meeting is a waiver of notice of that meeting, unless the stockholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting, and the stockholder does not participate in the consideration of the item at that meeting.

        1.7 Voting Rights. Except as otherwise required by law or by the certificate of incorporation:

               (a) a stockholder shall have one vote for each share held that is entitled to vote, and, except as otherwise required by law, a holder of shares entitled to vote may vote any portion of the shares in any way such stockholder chooses (if a stockholder votes without designating the proportion or number



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of shares voted in a particular way, such stockholder shall be deemed to have voted all the shares in that way);

               (b) corporate action to be taken by stockholder vote, other than the election of directors, shall be authorized by a majority of the votes cast at a meeting of stockholders; and

               (c) all elections for directors shall be decided by a plurality of the votes cast at a meeting of stockholders by the holders of shares entitled to vote in the election.

        1.8 Fixing Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights or for the purpose of any other lawful action, the Board may fix, in advance, a record date for any such determination of stockholders. Such date shall not be more than 60 or fewer than 10 days before the date of such meeting, or more than 60 days prior to any other action. If no record date is fixed, the record date shall be determined in accordance with the provisions of Delaware law.

        1.9 Proxies. A stockholder may cast or authorize the casting of a vote by filing a written appointment of a proxy with an officer of the corporation at or before the meeting at which the appointment is to be effective. The stockholder may sign or authorize the written appointment by telegram, cablegram or other means of electronic transmission setting forth or submitted with information sufficient to determine that the stockholder authorized such transmission. Any copy, facsimile, telecommunication or other reproduction of the original of either the writing or transmission may be used in lieu of the original, provided that it is a complete and legible reproduction of the entire original. No proxy shall be valid after three years, unless otherwise provided in the proxy. Each proxy shall be revocable at the pleasure of the stockholder executing it, except as otherwise provided in such proxy or required by law.

        1.10   Quorum.

               (a) Except as otherwise required by law, the certificate of incorporation or by these by- laws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the corporation entitled to vote shall constitute a quorum at all meetings of the stockholders, provided that, when a specified item of business is required to be voted on by a class or classes, the holders of a majority of the shares of such class or classes shall constitute a quorum for the transaction of such specified item of business.

               (b) When a quorum is once present to organize a meeting, it will not be deemed broken by the subsequent withdrawal of any stockholders.

               (c) In case a quorum is not present at any meeting, a majority in interest of the stockholders entitled to vote at the meeting, present in person or by proxy, shall have power to adjourn the meeting, until the requisite amount of stock entitled to vote is present.

        1.11   Acts of Stockholders.

               (a) Except as otherwise required by law, the certificate of incorporation or these by- laws, the stockholders shall take action by the affirmative vote of the holders of the greater of (i) a majority of the voting power of the shares present and entitled to vote on that item of business or
(ii) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at a duly held meeting of stockholders.


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               (b) A stockholder voting by proxy authorized to vote on fewer than all items of business considered at the meeting shall be considered to be present and entitled to vote only with respect to those items of business for which the proxy has authority to vote. A proxy who is given authority by a stockholder who abstains with respect to an item of business shall be considered to have authority to vote on that item of business.

2.      BOARD OF DIRECTORS

        2.1 Qualifications. Except as otherwise required by law or the certificate of incorporation, the business and affairs of the corporation shall be managed by or under the direction of the Board, the members of which shall be at least 21 years of age. Directors shall be natural persons.

        2.2 Number. The Board shall consist of not fewer than three directors. The number of directors shall be determined from time to time solely by a resolution adopted by an affirmative vote of a majority of the entire Board. One class of directors shall be elected at each annual meeting of stockholders. The nomination, classification and term of directors shall be governed by the certificate of incorporation.

        2.3 Newly Created Directorships and Vacancies. Unless otherwise provided in the certificate of incorporation, any newly created directorship resulting from an increase in the number of directors and any vacancy occurring on the Board for any reason may be filled for the unexpired term by a majority vote of the remaining directors, though less than a quorum, or by a sole remaining director. If there are no directors then in office due to such a vacancy, the stockholders may elect a successor who shall hold office for the unexpired term. No decrease in the number of directors shall shorten the term of any incumbent director.

        2.4 Removal. No member of the Board shall be removed from the Board prior to the expiration of the term of his class other than for cause (as defined below). No member of the Board shall be removed from the Board prior to the expiration of the term of his class other than at an annual meeting of stockholders, or a special meeting of stockholders the notice of which shall state that the removal of a director or directors is among the purposes of the meeting. At such meeting, the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote may remove such director or directors for cause. For the purposes of this section 2.4, "cause" shall mean a judicial determination that the director (i) breached the duty of loyalty owed by a director to the corporation or its stockholders or (ii) committed acts or omissions which involved intentional misconduct or a knowing violation of law.

        2.5 Resignation. Any director may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Board, the chairman of the Board, the president or the secretary. The acceptance of a resignation shall not be necessary to make it effective.

        2.6    Place of Meetings; Means of Participation.

               (a) Each meeting of the Board shall be held at the principal executive office of the corporation or at such other place as may be designated from time to time by the chairman of the Board, by a majority of the members of the Board or by the president.

               (b) Any director or directors may participate in a Board meeting by any means of communication through which the director, other directors so participating and all directors, if any,


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physically present at the meeting may simultaneously hear each other during the meeting. A director so participating shall be deemed present in person at the meeting.

        2.7 Notice of Meetings of the Board. Annual meetings of the Board may be held without notice at such places and times as shall be determined from time to time by the chairman of the Board or by resolution of the directors. Special meetings of the Board shall be held upon notice to the directors and may be called by the chairman of the Board or the president upon three days' notice to each director either personally or by mail or by wire; special meetings shall be called by the chairman of the Board, the president or the secretary in a like manner on the written request of a majority of the directors.

        2.8    Waiver of Notice; Previously Scheduled Meetings.

               (a) A director of the corporation may waive notice of the date, time and place of a meeting of the Board. A waiver of notice by a director entitled to notice is effective whether given before, at or after the meeting, and whether given in writing, orally or by attendance. Attendance by a director at a meeting is a waiver of notice of that meeting, unless the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and thereafter does not participate in the meeting.

               (b) If the date, time and place of a Board meeting have been provided herein or announced at a previous meeting of the Board, no notice is required. Notice of an adjourned meeting need not be given other than by announcement at the meeting at which adjournment is taken of the date, time and place at which the meeting will be reconvened.

        2.9 Quorum. The presence in person of a majority of the directors currently holding office shall be necessary to constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the directors present may adjourn a meeting from time to time without further notice until a quorum is present. If a quorum is present when a duly called or held meeting is convened, the directors present may continue to transact business until conclusion of the meeting, even though the withdrawal of a number of the directors originally present leaves less than the proportion or number otherwise required for a quorum.

        2.10 Acts of Board. Except as otherwise required by law, the certificate of incorporation or these by-laws, the Board shall take action by the affirmative vote of a majority of the directors present at a duly held meeting.

        2.11 Absent Directors. A director of the corporation may give advance written consent or opposition to a proposal to be acted on at a Board meeting. If the director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected in advance.

        2.12 Action Without a Meeting. Any action required or permitted to be taken at a Board meeting may be taken without a meeting by written action signed by all the directors. The written action will be effective when signed by all the directors, unless a different effective time is provided in the written action.


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        2.13 Compensation. Directors shall receive such compensation as the
Board determines, together with reimbursement of their reasonable expenses in connection with the performance of their duties. A director also may be paid for serving the corporation or its affiliates or subsidiaries in other capacities.

3.      COMMITTEES.

        3.1 Executive Committee. The Board, by resolution adopted by a majority of the entire Board, may designate an executive committee of one or more directors, which shall have all the powers and authority of the Board, except as otherwise provided in the resolution, section 141(c) of the General Corporation Law of Delaware or any other applicable law. The members of the executive committee shall serve at the pleasure of the Board. All action of the executive committee shall be reported to the Board at its next meeting.

        3.2 Other Committees. The Board, by resolution adopted by a majority of the entire Board, may designate other committees of one or more directors, which shall serve at the Board's pleasure and have such powers and duties as the Board determines.

        3.3 Rules Applicable to Committees. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In case of the absence or disqualification of any member of a committee, the member or members present at a meeting of the committee and not disqualified, whether or not a quorum, may unanimously appoint another director to act at the meeting in place of the absent or disqualified member. All action of a committee shall be reported to the Board at its next meeting. Each committee shall adopt rules of procedure and shall meet as provided by those rules or by resolutions of the Board.

4.      OFFICERS.

        4.1 Number. The executive officers of the corporation shall be a chairman, a chief executive officer, a president, a secretary and a treasurer. The Board may also appoint one or more vice-presidents with such powers and duties as the Board determines. Any two or more offices may be held by the same person. The board may require any officer, agent or employee to give security for the faithful performance of his duties.

        4.2 Election; Term of Office. The executive officers of the corporation shall be elected annually by the Board, and each such officer shall hold office until the next annual meeting of the Board and until the election of his successor, subject to the provisions of section 4.4.

        4.3 Subordinate Officers. The Board may appoint subordinate officers (including assistant secretaries and assistant treasurers), agents or employees, each of whom shall hold office for such period and have such powers and duties as the Board determines. The Board may delegate to any executive officer or committee the power to appoint and define the powers and duties of any subordinate officers, agents or employees.

        4.4 Resignation and Removal of Officers. Any officer may resign at any time by delivering his resignation in writing to the chairman or secretary of the corporation, to take effect at the time specified in the resignation; the acceptance of a resignation, unless required by its terms, shall not be necessary to make it effective. Any officer elected or appointed by the Board or appointed by an executive officer or by a


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committee may be removed by the Board either with or without cause, and, in the case of an officer appointed by an executive officer or by a committee, by the officer or committee that appointed him or by the chairman.

        4.5 Vacancies. A vacancy in any office may be filled for the unexpired term in the manner prescribed in sections 4.2 and 4.3 for election or appointment to the office.

        4.6 The Chairman. Subject to the control of the Board, the chairman shall have general supervision over the business of the corporation and shall have such other powers and duties as the Board assigns to him.

        4.7 The Chief Executive Officer. The chief executive officer shall be the chief executive officer of the corporation and shall have such other powers and duties as the Board or the chairman assigns to him.

        4.8 The President. The president shall be the chief operating officer of the corporation and shall have such other powers and duties as the Board or the chairman assigns to him.

        4.9 The Treasurer. The treasurer shall be the chief financial officer of the corporation and shall be in charge of the corporation's books and accounts. Subject to the control of the Board, he shall have such other powers and duties as the Board or the chairman assigns to him.

        4.10 The Secretary. The secretary shall be the secretary of, and keep the minutes of, all meetings of the Board and the stockholders, shall be responsible for giving notice of all meetings of stockholders and the Board and shall keep the seal and, when authorized by the Board, apply it to any instrument requiring it. Subject to the control of the Board, he shall have such powers and duties as the Board or the chairman assigns to him. In the absence of the secretary from any meeting, the minutes shall be kept by the person appointed for that purpose by the presiding officer.

        4.11 Salaries. The Board may fix the officers' salaries, if any, or it may authorize the chairman to fix the salary of any other officer.


5.      SHARES.

        5.1 Certificates. The corporation's shares shall be represented by certificates in the form approved by the Board. Each certificate shall be signed by the president or a vice president, and by the secretary or an assistant secretary or the treasurer or an assistant treasurer, and shall be sealed with the corporation's seal or a facsimile of the seal. Any or all of the signatures on the certificate may be a facsimile.

        5.2 Transfers. Shares shall be transferable only on the corporation's books, upon surrender of the certificate for the shares, properly endorsed. The Board may require satisfactory surety before issuing a new certificate to replace a certificate claimed to have been lost or destroyed.


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6.      MISCELLANEOUS.

        6.1 Seal. The Board shall adopt a corporate seal, which shall be in the form of a circle and shall bear the corporation's name and the year and state in which it was incorporated.

        6.2 Fiscal Year. The Board may determine the corporation's fiscal year. Until changed by the Board, the last day of the corporation's fiscal year shall be June 30.

        6.3 Voting of Shares in Other Corporations. Shares in other corporations held by the corporation may be represented and voted by an officer of this corporation or by a proxy or proxies appointed by one of them. The Board may, however, appoint some other person to vote the shares.


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